EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of ATS Medical, Inc. of our report dated March 6, 2006, except for Note 7, as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc.
We consent to the incorporation by reference in the following Registration Statements and related Prospectuses:
Form S-3 Registration Statement pertaining to 4,400,000 shares of ATS Medical, Inc. common stock (No. 333-108150)
Form S-3 Registration Statement pertaining to 3,687,183 shares of ATS Medical, Inc. common stock (No. 113-117331)
Form S-3 Registration Statement pertaining to $22,400,000 6% Convertible Senior Notes due 2025, warrants to purchase 1,344,000 shares of its common stock and 7,011,200 shares of its common stock issuable upon conversion of the Notes and cash exercise of the warrants (No. 333-129521)
Form S-3 Registration Statement pertaining to 11,375,000 shares of ATS Medical, Inc. common stock (No. 333-141666)
Form S-3 Registration Statement pertaining to 11,760,000 shares of ATS Medical, Inc. common stock (No. 333-144925)
Form S-3 Registration Statement pertaining to 1,100,000 shares of ATS Medical, Inc. common stock (No. 333-39288)
Form S-3 Registration Statement pertaining to 2,727,273 shares of ATS Medical, Inc. common stock (No. 333-43360)
Form S-4 Registration Statement pertaining to 19,000,000 shares of ATS Medical, Inc. common stock (No. 333-133341)
Form S-8 2000 Stock Incentive Plan and 1998 Employee Stock Purchase Plan (No. 333-107560)
Form S-8 Registration Statement pertaining to 1,516,000 options (No. 333-117332)
Form S-8 Registration Statement pertaining to 2,113,000 shares of ATS Medical, Inc. common stock (No. 333-125795)
Form S-8 1998 Employee Stock Purchase Plan (No. 333-138147)
Form S-8 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix Biocore, Inc.) (No. 33-44940 and 333-49985)
Form S-8 1998 Employee Stock Purchase Plan (No. 333-49985)
Form S-8 2000 Stock Incentive Plan (No. 333-55154)
Form S-8 1998 Employee Stock Purchase Plan (333-57527)
of our report dated March 6, 2006, except for Note 7 as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. incorporated herein by reference, and included in this Annual Report (Form 10-K) of ATS Medical, Inc. for the year ended December 31, 2007.

ERNST & YOUNG LLP

Minneapolis, Minnesota
March 12, 2008